Exhibit 4.23
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of November 16, 2009 is by and among VisionChina Media Inc., a company organized under the laws of the Cayman Islands (the “Company”), and the investor signatories hereto (each, an “Investor” and together, the “Investors”).
     WHEREAS, the Company has agreed, on the terms and subject to the conditions set forth in the Merger Agreement, dated the date hereof (the “Merger Agreement”), to issue to the Investors shares (the “Shares”) of the Company’s ordinary shares, par value US$0.0001 per share (the “Common Stock”); and
     WHEREAS, each Investor has executed and delivered a Shareholder Agreement (as defined below).
     In consideration of the Investor entering into the Shareholder Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. DEFINITIONS.
     For purposes of this Agreement, the following terms shall have the meanings specified:
     “Business Day” means any day other than a Saturday, a Sunday or a day on which the Nasdaq Global Market is closed or on which banks in the City of New York, Hong Kong or the People’s Republic of China are required or authorized by law to be closed.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Effective Date” means the date on which the Registration Statement is declared effective by the Commission.
     “Existing Registrable Securities” means the securities of the Company that are “Registrable Securities” as such term is defined under the Amended and Restated Shareholders Agreement, dated March 9, 2007, by and among CDMTV Holding Company (the predecessor of the Company), the Series A Investors referred to therein, the Series B Investors referred to therein, and Mr. Limin Li and Mr. Yanqing Ling, as amended as of November 8, 2007.
     “Holder” means any person owning or having the right to acquire Registrable Securities, including initially the Investors and thereafter any permitted assignee thereof.
     “Registrable Securities” means the Shares and any other shares of capital stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of the Shares.

     “Registration Deadline” means the first anniversary of the Closing Date.
     “Registration Expenses” means all expenses arising from or incident to the Company’s performance of, or compliance with, this Agreement, including, without limitation, (i) the Commission, NASDAQ and FINRA registration and filing fees, (ii) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Company, (v) cost of distributing prospectuses in preliminary and final form as well as any supplements thereto and (vi) any liability insurance or other premiums for insurance for the benefit of the Company or its directors and officers obtained in connection with any registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective.
     “Registration Period” has the meaning set forth in Section 2(b).
     “Registration Statement” means a registration statement prepared on Forms S-3, F-3, S-1 or F-1 or successor form under the Securities Act pursuant to Section 2(a).
     “Required Holders” means the Holders of a majority of the Registrable Securities that are then outstanding.
     “Securities Act” means the U.S. Securities Act of 1933, as amended.
     “Shareholder Agreements” means the Shareholder Agreements by and between an Investor and the Company substantially in the form attached as Exhibit A to the Merger Agreement.
     Capitalized terms used herein and not otherwise defined shall have the respective meanings specified in the Merger Agreement.
     2. REGISTRATION.
          (a) Demand Registrations
               (i) Filing of Registration Statement. The Company shall prepare and file with the Commission a Registration Statement on Form F-3 pursuant to Rule 415 under the Securities Act covering the resale of a number of shares of Registrable Securities equal to (i) the aggregate number of Shares issued on the Closing Date under the Merger Agreement and (ii) the number of shares of Registrable Securities that would be issuable following the Closing Date under the Merger Agreement if the Holders elect to receive the First Deferred Share Consideration and the Second Deferred Share Consideration under the Merger Agreement. In the event that Form F-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (x) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (y) undertake to register the Registrable Securities on Form F-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form F-3 covering the Registrable Securities has been declared effective by the Commission or is no longer required to be maintained effective hereunder, provided, the Company shall furnish copies of all documents to be filed in connection with such Registration Statement or Registration Statements to the counsel designated by the Holders reasonably prior to such filing and shall consider their comments in good faith. The fees and expenses of such counsel shall not be Registration Expenses and shall be paid by the Holders.
               (ii) Effectiveness. The Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective no later than the Registration Deadline. The Company shall maintain the effectiveness of the Registration Statement filed pursuant to this Agreement until the earlier to occur of (i) the date on which all of the Registrable Securities eligible for resale thereunder have been publicly sold pursuant to either the Registration Statement or Rule 144, (ii) the date on which all of the Registrable Securities remaining to be sold under such Registration Statement (in the reasonable opinion of counsel to the Company) may be immediately sold to the public under Rule 144 or any successor provision, (iii) the third (3rd) anniversary of the Registration Deadline, (iv) the entire amount of Registrable Securities owned by a Holder, in the opinion of counsel to the Company, may be distributed to the public without any limitation as to volume pursuant to paragraph (e) of Rule 144, or any successor provision then in effect, under the Securities Act or (v) the Registrable Securities are transferred by a Person who is not permitted to receive the transfer of registration rights pursuant to, or as otherwise provided in, Section 8(d) of this Agreement. The period beginning on the Closing Date and ending on the earlier to occur of (i) through (v) above is referred to herein as the “Registration Period”.
               (iii) Underwriting Procedures. If the Company or the Holders so elect, the Company shall use its commercially reasonable efforts to cause a registration or a “takedown” to be in the form of a firm commitment underwritten offering and the managing underwriter(s) selected for such offering shall be internationally reputable investment banking firm(s) (the “Approved Underwriter”). If the Approved Underwriter advises the Company in writing that in its opinion marketing factors require a limitation of the aggregate amount of Registrable Securities to be included in the underwritten offering, the Company shall include in such underwritten offering only the aggregate amount of Registrable Securities that in the opinion of the Approved Underwriter may be sold without any material adverse effect on the success of such underwritten offering, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof pro rata (as nearly as practicable) to the amount of Registrable Securities owned by each participating Holder; provided, however, that such pro rata allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration, if any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to it pursuant to its pro rata allocation, in which case the remaining portion of its allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their initial requests, pro rata, on the basis of the number of shares of Registrable Securities held by such Holders, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the registration on behalf of the Holders have been so allocated; provided further, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.
          (b) Piggyback Registrations
               (i) Registration of the Company’s Securities. Subject to Section 2(b)(iii) and the terms of the Shareholder Agreements, if the Company proposes to register (excluding for this purpose a registration effected by the Company solely for shareholders other than the Investors) any of its ordinary shares or American depositary shares (“ADSs”) on a Registration Statement in connection with the public offering of such ordinary shares or ADSs, the Company shall promptly give each Investor written notice of such registration and, upon the written request of any Investor given within ten (10) days after delivery of such notice, the Company shall use its commercially reasonable efforts to include in such registration any Registrable Securities thereby requested by such Investor. If an Investor decides not to include all or any of its Registrable Securities in such registration by the Company, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its ordinary shares or ADSs, all upon the terms and conditions set forth herein.
               (ii) Right to Terminate Registration. Notwithstanding anything to the contrary herein, the Company shall have the right at its sole discretion, without any obligation and liability to any Investor, to terminate or withdraw any registration initiated by it under Section 2(b)(i) prior to the effectiveness of such registration, whether or not any Investor has elected to participate therein.
               (iii) Underwriting Requirements.
                    (A) In connection with any offering involving an underwriting of the Company’s ordinary shares or ADSs, the Company shall not be required to register the Registrable Securities of an Investor under this Section 2(b) unless such Investor shall include such Registrable Securities in the underwriting and such Investor enters into an underwriting agreement with the underwriters selected by the Company and setting forth such terms for the underwriting as have been agreed upon between the Company and the underwriters. If in judgment of the underwriters that a limitation of the number of securities to be underwritten is necessary or desirable due to market or other factors (including, without limitation, the aggregate number of Registrable Securities requested to be registered, the aggregate number of ordinary shares or ADSs proposed to be sold pursuant to such Registration Statement, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the registration), the Company may exclude some or all Registrable Securities from the registration and underwriting after excluding any other ordinary shares or ADSs of the Company from the underwriting (other than any ordinary shares or ADSs which the Company may seek to include in the underwriting for its own account) and the number of ordinary shares or ADSs and Registrable Securities that may be included in the registration and the underwriting shall be allocated (x) first, to the Company and (y) thereafter, among (I) the Investors requesting inclusion of their Registrable Securities in such Registration Statement and (II) the Existing Registrable Securities requested for inclusion in such Registration Statement, in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and Existing Registrable Securities would otherwise be entitled to include in the registration(with shares pursuant to clauses (I) and (II) included in the registration on a pari passu basis).
                    (B) If any Investor disapproves of the terms of any underwriting, such Investor may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least seven (7) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwriting shall be withdrawn from the registration.
               (iv) Exempt Transactions. The Company shall have no obligation to register any Registrable Securities under this Section 2(b) in connection with a registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the laws of another jurisdiction, as applicable) or (iii) on any form that does not include substantially the same information as would be required to be included in a Registration Statement covering the sale of the Registrable Securities.
     3. OBLIGATIONS OF THE COMPANY.
     In addition to performing its obligations hereunder, including without limitation those pursuant to Section 2 above, the Company shall, with respect to each Registration Statement:
          (a) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act or to maintain the effectiveness of such Registration Statement during the Registration Period, or as may be reasonably requested by a Holder in order to incorporate information concerning such Holder or such Holder’s intended method of distribution;
          (b) use its commercially reasonable efforts to secure the listing on the Nasdaq Global Market (i) no later than the Registration Deadline for all Registrable Securities issued by the Company to the Investors on the Closing Date under the Merger Agreement and (ii) as soon as commercially practicable for the Registrable Securities which may become issuable following the Closing Date under the Merger Agreement;
          (c) so long as a Registration Statement is effective covering the resale of the applicable Registrable Securities owned by a Holder, furnish to each Holder such number of copies of the prospectus included in such Registration Statement, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities;
          (d) use commercially reasonable efforts to register or qualify the Registrable Securities under the securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested from time to time by a Holder, and do any and all other acts or things which may reasonably be necessary or advisable to enable such Holder to consummate the public sale or other disposition of the Registrable Securities in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;
          (e) notify each Holder promptly after becoming aware of the occurrence of any event as a result of which the prospectus included in such Registration Statement, as then in effect, contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and as promptly as practicable prepare and file with the Commission and furnish to each Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (f) use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to use commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible time and to notify each Holder in writing of the issuance of such order and the resolution thereof; and
          (g) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, consistent with market practice, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
     4. PERMITTED SUSPENSION.
          (a) Black-Out Period. Notwithstanding the Company’s obligations under this Agreement, if in the judgment of the Company that the filing of such Registration Statement or any “takedown” therefrom would adversely affect the Company and its shareholders, as a whole, in any material respect, upon the notice of the Chief Financial Officer or a director of the Company (which may be made by email) the Company shall have the right to suspend the use of the Registration Statement or such “takedown” for a period of not more than forty five (45) days (the “Black-out Period”); provided, however, that the Company may so defer or suspend the use of the Registration Statement or “takedown” for no more than ninety (90) days in the aggregate in any twelve-month period.
          (b) Suspension. Notwithstanding anything to the contrary contained herein or in the Merger Agreement, if the use of the Registration Statement is suspended by the Company, the Company shall promptly give written notice of the suspension to each Holder and shall promptly notify each Holder in writing as soon as the use of the Registration Statement may be resumed.

     5. OBLIGATIONS OF EACH HOLDER.
     In connection with the registration of Registrable Securities pursuant to a Registration Statement, and as a condition to the Company’s obligations under Section 2 hereof, each Holder shall:
          (a) promptly furnish to the Company in writing (i) a completed shareholder questionnaire and (ii) such information in writing regarding itself and the intended method of disposition of such Registrable Securities, in each case, as the Company shall reasonably request in order to effect the registration thereof;
          (b) upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 3(e) or 3(f) or of the commencement of a Black-out Period, immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement as described in Section 3(e) or withdrawal of the stop order referred to in Section 3(f), or the termination of the Black-out Period, as the case may be, and maintain the confidentiality of such notice and its contents;
          (c) to the extent required by applicable law, deliver a prospectus to the purchaser of such Registrable Securities;
          (d) notify the Company when it has sold all of the Registrable Securities held by it; and
          (e) notify the Company in the event that any information supplied by such Holder in writing for inclusion in such Registration Statement or related prospectus is untrue or omits to state a material fact required to be stated therein or necessary to make such information not misleading in light of the circumstances then existing; immediately discontinue any sale or other disposition of such Registrable Securities pursuant to such Registration Statement until the filing of an amendment or supplement to such prospectus as may be necessary so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and use commercially reasonable efforts to assist the Company as may be appropriate to make such amendment or supplement effective for such purpose.
     6. INDEMNIFICATION.
     In the event that any Registrable Securities are included in a Registration Statement under this Agreement:
          (a) To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the officers, directors, employees, agents and representatives of such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, liabilities or reasonable out-of-pocket expenses (whether joint or several) (collectively, including reasonable legal expenses or other expenses reasonably incurred in connection with investigating or defending same, “Losses”), insofar as any such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement under which such Registrable Securities were registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to the provisions of Section 6(c), the Company will reimburse such Holder, and each such officer, director, employee, agent, representative or controlling person, for any reasonable legal expenses or other out-of-pocket expenses as reasonably incurred by any such entity or person in connection with investigating or defending any Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be obligated to indemnify any person for any Loss to the extent that such Loss is (i) based upon and is in conformity with written information furnished by such person expressly for use in such Registration Statement, (ii) based on a failure of such person to deliver or cause to be delivered the final prospectus contained in the Registration Statement and made available by the Company, if such delivery is required by applicable law, or (iii) such Losses would not have occurred but for such person’s continued disposition of the Registrable Securities after a notice of discontinuance has been delivered by the Company in accordance with Section 5(b). The Company shall not enter into any settlement of a Loss that does not provide for the unconditional release of such Holder from all liabilities and obligations relating to such Loss.
          (b) To the extent permitted by law, each Holder who is named in such Registration Statement as a selling stockholder, acting severally and not jointly, shall indemnify and hold harmless the Company, the officers, directors, employees, agents and representatives of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Losses to the extent (and only to the extent) that any such Losses are based upon and in conformity with written information furnished by such Holder expressly for use in such Registration Statement. Subject to the provisions of Section 6(c), such Holder will reimburse any legal or other expenses as reasonably incurred by the Company and any such officer, director, employee, agent, representative, or controlling person, in connection with investigating or defending any such Loss; provided, however, that the foregoing indemnity shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); provided further, however, that in no event shall any indemnity under this Section 6(b) plus any amount under Section 6(d) exceed the net proceeds from the offering from which such Losses arise, except in the case of fraud by such Holder.
          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and to assume the defense thereof with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel for all indemnified parties to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 with respect to such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6 or with respect to any other action unless the indemnifying party is materially prejudiced as a result of not receiving such notice.
          (d) In the event that the indemnity provided in Sections 6(a) or 6(b) is unavailable or insufficient to hold harmless an indemnified party for any reason for the losses referred to therein, the Company and each Holder agree, severally and not jointly, to contribute to the aggregate Losses to which the Company or such Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such Losses; provided, however, that in no case shall such Holder be responsible for any amount in excess of the net proceeds resulting from the sale of the Registrable Securities sold by it under the Registration Statement. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by such Holder. The Company and each Holder agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer, director, employee, agent or representative of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 6(d).
          (e) The obligations of the Company and each Holder under this Section 6 shall survive the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement, or otherwise.
     7. REPORTS.
          With a view to making available to each Holder the benefits of Rule 144 and any other similar rule or regulation of the Commission that may at any time permit such Holder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts (until all of the Registrable Securities have been sold under a Registration Statement or pursuant to Rule 144) to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.
     8. MISCELLANEOUS.
          (a) Registration Expenses.
               (i) The Company shall bear all Registration Expenses in connection with (x) any registration pursuant to Section 2(a), whether or not such registration becomes effective, and (y) the first “takedown” by the Holders of the Registrable Securities pursuant to a Registration Statement, whether or not such takedown is consummated.
               (ii) The Holders shall bear all Registration Expenses in connection with (x) a subsequent “takedown” by the Holders of the Registrable Securities pursuant to a Registration Statement even if the first “takedown” provided in subsection 8(a)(i) is not consummated provided that if such failure to consummate was due to the Company’s exercise of its right to suspend the use of the Registration Statement pursuant to Section 4, no such first “takedown” shall have been deemed to occur, and (ii) for any subsequent “takedown” by the Holders of the Registrable Securities pursuant to a Registration Statement, whether or not such “takedown” is not consummated.
               (iii) The Holders shall also pay (x) all discounts or underwriter commissions attributable to any Shares sold by them, (y) all of their own out-of-pocket expenses that are not Registration Expenses set forth in Section 8(a)(i).
          (b) Amendment; Waiver. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended or waived except pursuant to a written instrument executed by the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 8(b) shall be binding upon each Holder, each future Holder and the Company. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure of any party to exercise any right or remedy under this Agreement or otherwise, or the delay by any party in exercising such right or remedy, shall not operate as a waiver thereof.
          (c) Notices. Any notice, demand or request required or permitted to be given by the Company or a Holder pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission or electronic mail, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day and (ii) on the third (3rd) Business Day after timely delivery to an international overnight courier, addressed as follows:

If to the Company:
VisionChina Media Inc.
1/F Block No.7 Champs Elysees
Nongyuan Road, Futian District
Shenzhen 518040
People’s Republic of China
Attn: Scott Chen
Email: scott.chen@visionchina.cn
Fax: +86 755 8298-1111
with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
35/F ICBC Tower
3 Garden Road
Central, Hong Kong
Attn: Chris Lin
Email: clin@stblaw.com
Fax: +1 (212) 455-2502
and if to a Holder, to such address, email and/or facsimile number as shall be designated by such Holder in writing to the Company or if no such designation is made, to the last address, email and/or facsimile number of such Holder that may be contained in the records of the Company.
          (d) Assignment. Upon the transfer of any Registrable Securities by a Holder, the rights of such Holder hereunder with respect to such securities so transferred shall be assigned automatically to the transferee thereof, and such transferee shall thereupon be deemed to be a “Holder” for purposes of this Agreement, as long as: (i) the Company is, within a reasonable period of time following such transfer, furnished with written notice of the name and address of such transferee, (ii) the transferee agrees in writing with the Company to be bound by all of the provisions hereof, and (iii) such transfer is made in accordance with the applicable requirements of the Merger Agreement.
          (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmission.
          (f) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby and hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
          (g) Holder of Record. A person is deemed to be a Holder whenever such person owns or is deemed to own of record Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the record owner of such Registrable Securities.
          (h) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.
          (i) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations of any party may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Merger Agreement.
          (j) Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          (k) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
[Signature pages follow.]

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first-above written.

THE COMPANY: VISIONCHINA MEDIA INC.
By:	/s/ Limin Li
	Name:	Limin Li
	Title:	Chairman and Chief Executive Officer

THE INVESTORS: OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP By: Oak Associates XII, LLC, its General Partner
By:	/s/ Ren Riley
	Name:	Ren Riley
	Title:	Managing Member

GOBI FUND, INC.
By:	/s/ Wai Kit Lau
	Name:	Wai Kit Lau
	Title:	Director

GOBI FUND II, L.P. By: Gobi Partners, Inc., its General Partner
By:	/s/ Wai Kit Lau
	Name:	Wai Kit Lau
	Title:	Director

GOBI PARTNERS, INC.
By:	/s/ Wai Kit Lau
	Name:	Wai Kit Lau
	Title:	Director